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                     CORRECTION - CLARUS NOL'S $126 MILLION

GREENWICH, Conn., Aug 19, 2003, Clarus Corporation (Nasdaq: CLRS) today corrected a typographical error included in its August 18, 2003 press release issued yesterday announcing results for the quarter ended June 30, 2003, which erroneously stated the amount of its net operating loss, capital loss and other tax credit carryforwards. Clarus has approximately $126 million of net operating loss, capital loss and other tax credit carryforwards to offset, to the extent then available, taxable income that Clarus may recognize in the future. The August 18th press release inadvertently reported net operating loss, capital loss and other tax credit carryforwards of $180 million.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash and cash equivalent assets to enhance stockholder value.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our planned effort to redeploy our assets to enhance stockholder value and the preservation of our net operating loss carry forward. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statement contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at the SEC's web site at http://www.sec.gov.

SOURCE Clarus Corporation

Nigel Ekern, Chief Administrative Officer of Clarus
Corporation, +1-203-302-2000, nekern@claruscorp.com

http://www.claruscorp.com